UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2014

Enzo Biochem, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

001-09974	13-2866202
(Commission File Number)	(IRS Employer Identification No.)

527 Madison Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-0100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Enzo Biochem, Inc. (the “Company”), along with its subsidiary Enzo Life Sciences, Inc. entered into a Settlement Agreement as of June 20, 2014 (the “Agreement”) with PerkinElmer, Inc., and PerkinElmer Health Sciences, Inc. (formerly known as PerkinElmer Life Sciences, Inc.) (together, “PerkinElmer”), with respect to an action between the Company and PerkinElmer before the U.S. District Court, Southern District of New York, Case No 03-CV-3817. PerkinElmer has agreed to pay $7,000,000 in escrow in settlement pursuant to the Agreement.

The Agreement is filed with this current report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Enzo Biochem, Inc., dated June 23, 2014.

10.1	Settlement Agreement as of June 20, 2014 by and between PerkinElmer, Inc., PerkinElmer Life Sciences, Inc., Enzo Biochem, Inc. and Enzo Life Sciences, Inc.

10.2	Escrow Agreement as of June 20, 2014 among Enzo Biochem, Inc., Enzo Life Sciences, Inc. and PerkinElmer, Inc., and PerkinElmer Health Sciences, Inc. and Kramer Levin Naftalis & Frankel LLP as escrow agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

Date: June 23, 2014	By:	/s/ Barry W. Weiner
Barry W. Weiner
President

EXHIBIT INDEX

99.1	Press Release of Enzo Biochem, Inc., dated June 23, 2014.

10.1	Settlement Agreement as of June 20, 2014 by and between PerkinElmer, Inc., PerkinElmer Life Sciences, Inc., Enzo Biochem, Inc. and Enzo Life Sciences, Inc.

10.2	Escrow Agreement as of June 20, 2014 among Enzo Biochem, Inc., Enzo Life Sciences, Inc. and PerkinElmer, Inc., and PerkinElmer Health Sciences, Inc. and Kramer Levin Naftalis & Frankel LLP as escrow agent.